Exhibit 11(a)





            Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, and to the use of our report, dated December 18, 1996, on the statement of assets and liabilities of the Munder Framlington Funds Trust, included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-1A, No.
33-15205).



                                          ERNST & YOUNG LLP


Boston, Massachusetts
December 18, 1996



62796.8Q


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